Exhibit 5.1

Draft: 20.09.2022
Subject to approval of opinions committee

Model Performance Mini Corp.	D: +852 3656 6054
Ritter House	E: nathan.powell@ogier.com
Wickhams Cay II
PO Box 3170
Road Town	Reference: NMP/RYH/181753.00004
Tortola VG1110
British Virgin Islands

[●] 2022

Dear Sirs

Model Performance Mini Corp. (Company no.: 2069352) (the Company)

We have acted as counsel as to British Virgin Islands law to the Company in connection with the Company’s registration statement filed with the Securities and Exchange Commission (the Commission) under the United States Securities Act of 1933, as amended (the Securities Act), on Form F-4, such registration statement including all amendments or supplements to such form filed with the Commission (the Registration Statement). The Registration Statement relates to the transactions contemplated in the merger agreement dated 6 August 2021 as amended by the first amendment to merger agreement dated as of 6 January 2022 (together, the Agreement) by and among (i) MultiMetaVerse Inc., (ii) certain shareholders of MultiMetaVerse Inc., (iii) Model Performance Acquisition Corp. (the Parent), (iv) the Company, (v) Model Performance Mini Sub Corp., pursuant to which the Company will issue the following securities as will be determined in accordance with the Agreement:

(a)	(i) such number of class A ordinary shares with no par value each (each an Class A Ordinary Share) to the existing shareholders of Model Performance Acquisition Corp., (ii) 30,000,000 Class A Ordinary Shares to the existing shareholders of MultiMetaVerse Inc., (iii) 1,000,000 Class A Ordinary Shares to the subscriber named in the Subscription Agreement (as defined below) (together, the Class A Ordinary Shares); and

(b)	such number of warrants to purchase Class A Ordinary Shares to the existing warrant holders of Model Performance Acquisition Corp. (the Warrants).

This opinion is given in accordance with the terms of the legal matters section of the Registration Statement.

1	Documents

1.1	In preparing this opinion, we have reviewed copies of the following documents:

Ogier British Virgin Islands, Cayman Islands, Guernsey, Jersey and Luxembourg practitioners Floor 11 Central Tower 28 Queen's Road Central Central Hong Kong T +852 3656 6000 F +852 3656 6001 ogier.com	Partners Nicholas Plowman Nathan Powell Anthony Oakes Oliver Payne Kate Hodson David Nelson Michael Snape	Justin Davis Florence Chan Lin Jacobsen Cecilia Li James Bergstrom Marcus Leese

(a)	the Registration Statement;

(b)	the Agreement;

(c)	a draft supplemental warrant agreement between Model Performance Acquisition Corp., the Company and Continental Stock Transfer & Trust Company as warrant agent (the Warrant Agreement) to amend the warrant agreement dated as of 7 April 2021 between Model Performance Acquisition Corp. and Continental Stock Transfer & Trust Company;

(d)	a draft subscription agreement between Model Performance Acquisition Corp., the Company and BILIBILI INC. (the Subscription Agreement);

(e)	(i)	the constitutional documents and public records of the Company obtained from the Registry of Corporate Affairs in the British Virgin Islands on 15 September 2022 (the Company Registry Records);

(ii)	the public information revealed from a search of the electronic records of the Civil Division and the Commercial Division of the Registry of the High Court and of the Court of Appeal (Virgin Islands) Register, each from 1 January 2000, as maintained on the Judicial Enforcement Management System (the High Court Database) by the Registry of the High Court of the Virgin Islands on 15 September 2022 (the Court Records, together with the Company Registry Records, each as updated by update searches on [●] 2022, the Public Records);

(f)	the certificate of incumbency issued by the Company’s registered agent dated [●] (the Certificate of Incumbency);

(g)	the register of directors of the Company dated 15 July 2021 (the Register of Directors);

(h)	the register of members of the Company dated 15 July 2021 (the Register of Members, together with the Register of Directors, the Registers);

(i)	written resolutions of the sole director of the Company dated 6 August 2021 and [●] approving, inter alia, the Registration Statement (the Director’s Resolutions); and

(j)	written resolutions of the sole shareholder of the Company dated 6 August 2021 (the Shareholder's Resolutions, together with the Director's Resolutions, the Resolutions).

1.2	We have not made any enquiries or undertaken any searches concerning, and have not examined any other documents entered into by or affecting the Company or any other person, save for the examinations referred to in paragraph 1.1 above. In particular, but without limitation, we have not examined any documents referred to within the Registration Statement save as expressly referred to above and our opinion is limited accordingly.

2	Assumptions

This opinion is given only as to the circumstances existing on the date hereof and as to British Virgin Islands law in force on this date. We have relied on the Certificate of Incumbency without further enquiry and upon the following assumptions, which we have not independently verified:

(a)	all parties to the Registration Statement (other than the Company) have the capacity, power and authority to exercise their rights and perform their obligations under such Registration Statement;

(b)	the Registration Statement has been or, as the case may be, will be duly authorised by or on behalf of all relevant parties (other than the Company);

(c)	copies of documents or records provided to us are true copies of the originals which are authentic and complete;

(d)	all signatures and seals on all documents are genuine and authentic and in particular that any signatures on the documents we have reviewed are the true signatures of the persons authorised to execute the same;

(e)	the Director's Resolutions remain in full force and effect and the sole director of the Company has acted in good faith with a view to the best interests of the Company and has exercised the standard of care, diligence and skill that is required of him in approving the transactions approved in the Director's Resolutions and the sole director does not have a financial interest in or other relationship to a party of the transactions approved in the Director's Resolutions which has not been properly disclosed in the Director's Resolutions;

(f)	the Warrant Agreement and the Subscription Agreement will be duly executed, dated and delivered by all parties thereto in materially the same form as the last draft examined by us;

(g)	the accuracy and completeness of the Certificate of Incumbency and the Registers as at the date hereof; and

(h)	the information and documents disclosed by the searches of the Public Records was and is accurate, up-to-date and remains unchanged as at the date hereof and there is no information or document which has been delivered for registration by any party (other than the Company), or which is required by the laws of the British Virgin Islands to be delivered for registration by any party (other than the Company), which was not included and available for inspection in the Public Records.

3	Opinion

Based upon the foregoing, and subject to the qualifications expressed below, we are of the opinion that:

(a)	The Company is a company duly incorporated with limited liability under the BVI Business Companies Act, 2004 (the BCA) and validly existing in good standing under the laws of the British Virgin Islands. It is a separate legal entity and is subject to suit in its own name.

(b)	The Class A Ordinary Shares to be offered and sold by the Company as contemplated by the Registration Statement, the Agreement and the Subscription Agreement have been duly authorised for issue and, when:

(i)	issued by the Company against payment in full of the consideration therefor in accordance with the terms set out in the Registration Statement and the terms in the Agreement and the Subscription Agreement (as applicable) and the Company's then effective memorandum and articles of association; and

(ii)	such issuances of Class A Ordinary Shares have been duly registered in the Company’s register of members as fully paid shares,

will be validly issued, fully paid and non-assessable.

(c)	Any Class A Ordinary Shares which are to be issued pursuant to the Warrants, when the Warrants are exercisable under the terms of the Warrant Agreement, have been duly authorised for issue and, when:

(i)	issued by the Company in accordance with the terms of the Warrant Agreement and in accordance with the Company's then effective memorandum and articles of association, and

(ii)	such issuances of Class A Ordinary Shares have been duly registered in the Company’s register of members as fully paid shares,

will be, subject to payment of the exercise price therefor under the terms of the Warrants, validly issued, fully paid and non-assessable.

(d)	As soon as the Reincorporation Merger (as defined in the Agreement) becomes effective, the obligations of the Parent in respect of its existing warrants and rights, will be binding on the Company on the same terms thereof (save that the securities issuable thereunder shall be securities in the Company).

4	Limitations and Qualifications

4.1	We offer no opinion:

(a)	in relation to the laws of any jurisdiction other than the British Virgin Islands (and we have not made any investigation into such laws);

(b)	in relation to any representation or warranty made or given by the Company in the Registration Statement; or

(c)	as to the commerciality of the transactions envisaged in the Registration Statement or, save as expressly stated in this opinion, whether the Registration Statement and the transaction envisaged therein achieve the commercial, tax, legal, regulatory or other aims of the parties to the Registration Statement.

4.2	Under the BCA an annual fee must be paid in respect of the Company to the Registry of Corporate Affairs in the British Virgin Islands. Failure to pay the annual fees by the relevant due date will render the Company liable to a penalty fee in addition to the amount of the outstanding fees. If the license fee remains unpaid from the due date, the Company will be liable to be struck off the Register of Companies.

4.3	For the purposes of this opinion "in good standing" means only that as of the date of this opinion the Company is up-to-date with the payment of its annual fee to the Registry of Corporate Affairs under the BCA. We have made no enquiries into the Company's good standing with respect to any filings or payment of fees, or both, that it may be required to make under the laws of the British Virgin Islands other than the BCA.

4.4	We have not undertaken any enquiry and express no view as to the compliance of the Company with the Economic Substance (Companies and Limited Partnerships) Act 2018.

5	Governing Law and Reliance

5.1	This opinion shall be governed by and construed in accordance with the laws of the British Virgin Islands and is limited to the matters expressly stated herein. This opinion is confined to and given on the basis of the laws and practice in the British Virgin Islands at the date hereof.

5.2	We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading "Legal Matters" of the Registration Statement. In the giving of our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission thereunder.

Yours faithfully

Ogier

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